                                                                    EXHIBIT 99.1

        FOR:       Salton, Inc.

APPROVED BY:       David Mulder
                   Executive Vice President, Chief Administrative Officer,
                   Senior Financial Officer
                   (847) 803-4600

    CONTACT:       Investor Relations:
                   Suzanne Rosenberg/Melissa Myron/Athan Dounis
                   Press: Laura Novak/Stephanie Sampiere
                   FD Morgen-Walke
                   (212) 850-5600


FOR IMMEDIATE RELEASE

                   SALTON, INC. REPORTS FIRST QUARTER RESULTS
             ~COMPANY ACHIEVES EPS OF $0.26, AHEAD OF EXPECTATIONS~

         LAKE FOREST, IL, NOVEMBER 11, 2002 -- SALTON, INC. (NYSE: SFP), today reported its fiscal 2003 first quarter results for the period ended September 28, 2002.

         For the quarter, net sales were $200.1 million, compared to $198.4 million in the same period last year. Operating income was $16.2 million, compared to $23.3 million in the year-ago comparable quarter. Net income for the quarter was $3.9 million, or $0.26 per diluted share, compared to $7.4 million, or $0.49 per diluted share in the prior year's period. The weighted average common and common equivalent shares outstanding for the quarter were 14,876,165 compared to 15,056,304 in last year's comparable quarter.

         Leonhard Dreimann, Chief Executive Officer of Salton, stated, "We are proud of our performance this quarter. We achieved per share earnings that were ahead of internal expectations and analysts' estimates. Our bottom-line results were largely driven by our sustained effort to optimize the Company's cost structure, as evidenced by a decrease in SG&A expenses from the sequential quarter."

         Mr. Dreimann continued, "Salton Europe once again achieved impressive top-line growth, enabling our overseas sales to reach record levels. During the first and second quarter, we are launching, for the first time, George Foreman(TM) products in Ireland, France and the Netherlands. Our plan is to continue our momentum in Europe and other markets to further expand the Company's offerings in the international market."

         Mr. Dreimann concluded, "The current quarter presents clear challenges. Although October was a strong shipping month due to the increased inventory levels we maintained in anticipation of the West


                                    - more -

SALTON, INC. REPORTS FIRST QUARTER RESULTS                                PAGE 2

Coast dock situation, it is too early to determine the trend for the final months of the quarter. Given our current visibility, we expect to achieve second quarter net sales in the range of $300 to $330 million and EPS in the range of $1.40 to $1.80."

         A conference call discussing first quarter results will be held today, November 11, 2002, at 10:00 A.M. Eastern Time. Investors can access the conference call via a live webcast on the Company's website at www.saltoninc.com. A replay of the call will be maintained on the www.saltoninc.com website until November 25, 2002.

Salton, Inc. is a leading domestic designer, marketer and distributor of a broad range of branded, high quality small appliances under well-recognized brand names such as Salton(R), George Foreman(TM), Toastmaster(R), Breadman(R), Juiceman(R), Juicelady(R), White-Westinghouse(R), Farberware(R), Melitta(R), Russell Hobbs(R), Tower(R), Haden(R) and Westinghouse(R). Salton also designs and markets tabletop products, time products, lighting products and personal care and wellness products under brand names such as Block China(R), Atlantis(R) Crystal, Sasaki(R), Calvin Klein(R), Ingraham(R), Westclox(R), Big Ben(R), Spartus(R), Timex(R) Timers, Stiffel(R), Ultrasonex(TM), Relaxor(R), Carmen(R), Hi-Tech(R), Mountain Breeze(R), Salton(R), Pifco(R) and Starck(R).

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's relationship and contractual arrangements with key customers, suppliers and licensors; the risks relating to a possible work stoppage in the Los Angeles port; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; the Company's degree of leverage; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission Filings.

                                 (Tables Follow)

                                  SALTON, INC.
                            STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  YEAR TO DATE
                                                                   ------------------------------------------

                                                                         9/28/2002              9/29/2001
                                                                   ------------------------------------------
Net sales                                                             $         200,052       $      198,350
Cost of goods sold                                                              119,811              117,147
Distribution expenses                                                            13,900               13,348
                                                                   ------------------------------------------
GROSS PROFIT                                                                     66,341               67,855
Selling, general and administrative expenses                                     49,294               44,560
Impairment loss on intangible asset                                                 800                    0
                                                                   ------------------------------------------
OPERATING INCOME                                                                 16,247               23,295
Interest expense                                                                 10,007               11,603
Fair market value adjustment on derivatives                                         267                    0
                                                                   ------------------------------------------
INCOME BEFORE INCOME TAXES                                                        5,973               11,692
Income taxes                                                                      2,073                4,327
                                                                   ------------------------------------------
NET INCOME                                                            $           3,900       $        7,365
                                                                   ==========================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                   11,062,162           11,059,729

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                              14,876,165           15,056,304

NET INCOME PER COMMON SHARE : BASIC                                   $            0.35       $         0.67
NET INCOME PER COMMON SHARE : DILUTED                                 $            0.26       $         0.49

                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEETS

                             (Dollars in Thousands)

                                                                        UNAUDITED
 ASSETS                                                                  28-SEP          29-JUN
 ------                                                                   2002            2002
                                                                    --------------------------------
 CURRENT ASSETS:
 ---------------
   Cash                                                               $      28,224    $     31,055
   Accounts receivable, net of allowances                                   230,360         217,468
   Inventories                                                              277,063         244,160
   Prepaid expenses and other current assets                                 10,298          12,889
   Prepaid income taxes                                                         527           2,781
   Deferred income taxes                                                      8,036           7,906
                                                                    --------------------------------
     TOTAL CURRENT ASSETS                                                   554,508         516,259

 Net Property, Plant and Equipment                                           58,254          56,550

 Patents and trademarks                                                     182,484         182,538
 Cash in escrow for Pifco loan notes                                          5,478          18,676
 Goodwill                                                                    30,097          29,976
 Other assets, net                                                           24,506          21,569
                                                                    --------------------------------
 TOTAL ASSETS                                                         $     855,327    $    825,568
                                                                    ================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
 CURRENT LIABILITIES:
 --------------------
   Revolving line of credit and other current debt                    $     168,628    $    150,101
   Accounts payable                                                          40,136          25,364
   Accrued expenses                                                          71,200          60,994
   Foreman guarantee                                                          1,010           1,393
                                                                    --------------------------------
     TOTAL CURRENT LIABILITIES                                              280,974         237,852

 Non-current deferred tax liability                                           1,106           1,076
 Senior subordinated notes due 2005                                         125,000         125,000
 Senior subordinated notes due 2008, including
   an adjustment of $16,068 and $8,384 to the
   carrying value related to interest rate swap
   agreements, respectively                                                 164,699         156,954
 Loan notes to Pifco shareholders                                                 -           4,908
 Other notes payable and long-term liabilities                               33,838          54,742
                                                                    --------------------------------
     TOTAL LIABILITIES                                                      605,617         580,532

 STOCKHOLDERS' EQUITY:
 ---------------------
     TOTAL STOCKHOLDERS' EQUITY                                             249,710         245,036
                                                                    --------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $     855,327    $    825,568
                                                                    ================================




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